Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

***** Confidential material redacted and filed separately with the Commission.

January 26, 2003

To:

Yeda Research and
Development Company Ltd.
Rehovot

Dear Sirs,

Re:
Amendment No. 3 to Research and Licence Agreement dated April 7, 1993 (“the R&L Agreement”) as amended on August 31, 1995 (“Amendment No. 1”) (restated on January 25, 1998) and on January 25, 1998 (“Amendment No. 2”)

We set out below the amendments to Amendments No. 1 and No. 2 agreed between Yeda Research and Development Company Ltd. (“Yeda”) and XTL Biopharmaceuticals Ltd. (“the Corporation”) following discussions between the parties conducted at the Corporation’s request (capitalised terms herein having the meanings ascribed thereto in the R&L Agreement, unless otherwise defined herein):

1.	Effective on the date of signature hereof, Clause 2 of Amendment No. 1 is hereby replaced by the following:

“2. Royalties

2.1.	Royalty Rates

Instead of the royalties payable as specified in Clause 7(d)(ii) of the R&L Agreement, the royalties payable to Yeda by XTL in consideration of the Licence granted under the R&L Agreement, shall be as follows:

2.1.1.
(a) ***** percent) of Net Sales (as hereinafter defined) from ***** using the Licensed Patents and/or the Licensed Technology (‘the Therapeutical Products’). ‘Net Sales’ as used herein shall have the meaning ascribed to the term in the R&L Agreement, references therein to ‘the Products’ being read as references to the Therapeutical Products.

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(b) ***** percent) of any amount received by XTL from any third party and calculated on ***** (as defined below) (“the XTL Net Royalty”)_, provided (i) that if ***** of the XTL Net Royalty is greater than ***** percent) of Net Sales from such sales by such third party of such Therapeutical Products, then the royalty payable to Yeda by XTL on such amount shall be ***** per cent) of Net Sales from such sales by such third party and (ii) if ***** per cent) of the XTL Net Royalty is less than ***** per cent) of Net Sales from such sales by such third party of such Therapeutical Products, then the royalty payable to Yeda by XTL on such amount shall be *****) of Net Sales from such sales by such third party;

‘Third Party Royalties’, for the purpose of a deduction to be made from any amount received by XTL pursuant to this Section 2.1.1(b) above, shall mean any royalty calculated on the said amount and payable by XTL to a third party for the right to the use of a compound included in the Therapeutical Product in respect of which the amount has been received and/or for the right to the use of technology used directly in the development or production of the Therapeutical Product in respect of which the amount has been received, provided always that the duty to pay the royalty to the third party has been established at arms length and in good faith and the size of such royalty is no greater than what would be due in an arms length transaction entered into in good faith. “Third party” in this definition of “Third Party Royalties” shall include Yeda itself, in the event a royalty as aforesaid in the said definition is payable to Yeda by XTL in respect of a compound or technology other than that licensed under the R&L Agreement.

2.1.2.
***** percent) of all amounts received by XTL from third parties (except the amounts governed by Section 2.1.1(b) above or Section 2.1.4 below) under or pursuant to agreements allowing such third parties the use of *****.

2.1.3.	***** percent) of all amounts received by XTL from a third party payable upon *****.

2.1.4.	***** percent) of all amounts received by XTL under or pursuant to agreements with third parties *****.

2.1.5.
***** percent) of all amounts received by XTL as a result of any activities under and/or *****. Where the amounts received by XTL as aforesaid are the result of activities not involving the grant of sublicences to third parties (‘Direct Activities’) and are amounts received in a transaction other than at arms length, the royalty due to Yeda shall be calculated on the amount that would have been received by XTL in a transaction at arms length.

2.1.6.	For the avoidance of doubt, it is expressly stated that royalties shall not be due pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above on *****.

2.1.7.
For the avoidance of doubt, it is expressly stated, that nothing in this Section 2.1 above or elsewhere in this letter shall be deemed to derogate from the provisions of Clause 7(c) of the R&L Agreement governing the grant of sublicences.

***** Confidential material redacted and filed separately with the Commission.

2.1.8.
A table exemplifying the provisions of Clause 2.1 above is attached as Appendix A hereto. If there shall be any contradiction between the table and the provisions of Clause 2.1, the provisions of Clause 2.1 shall govern.

2.1.9.	*****.

2.2.	Payment of Royalties

The provisions of Clause 7(d)(iii) of the R&L Agreement shall apply, mutatis mutandis, to the royalties payable to Yeda pursuant to Section 2.1 above, references to ‘Net Sales’ in the said Clause 7(d)(iii) being deemed references to ‘Net Sales’ as defined in Section 2.1.1 above for the purpose of that Section and to amounts received by XTL from Direct Activities (as defined in Section 2.1.5 above) and references to "Sublicensing Receipts" in Clause 7(d)(iii) being deemed references to amounts subject to royalty payment to Yeda pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 2.1.5 above (not being amounts resulting from Direct Activities (as defined in Section 2.1.5 above)).

2.3.	For the avoidance of doubt, it is expressly stated that payment of royalties under the R&L Agreement shall continue as follows:

2.3.1.	Payment of royalties pursuant to Section 2.1.1 shall continue with respect to sales of any Therapeutical Product as follows:

(aa) if the Therapeutical Product sold is made and/or sold in a country where a Licensed Patent or Patents issue including claims covering, in whole or in part, such product or the manufacture thereof—then, *****;

(bb) on sales of a Therapeutical Product made and sold in any other country, *****.

2.3.2.	Payment of royalties pursuant to Section 2.1.2 shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: *****;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no Licensed Patent shall continue *****;

(cc) payment of royalties on amounts paid to XTL and not attributable to the paying third party's activities in any particular country, shall continue until: *****.

2.3.3.	Payment of royalties pursuant to Section 2.1.3 shall continue as follows:

***** Confidential material redacted and filed separately with the Commission.

(aa) payment of royalties on amounts paid to XTL and attributable to activities of XTL or of the paying third party under a Licensed Patent or Patents in a particular country shall continue: *****,

(bb) payment of royalties on amounts paid to XTL and attributable to activities of XTL or the paying third party in a particular country in which there is no Licensed Patent shall continue *****;

(cc) payment of royalties on amounts paid to XTL and not attributable to XTL's or the third party's activities in any particular country shall continue until: *****.

2.3.4.	Payment of royalties pursuant to Section 2.1.4 shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: *****;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a country in which there is no Licensed Patent shall continue *****;

(cc) payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue, until: *****.

2.3.5.	Payment of royalties pursuant to Section 2.1.5 shall continue as follows:

(A) where the royalties are on amounts received by XTL on any Direct Activity, the duty to pay royalties shall continue:

(aa) if the activity or any part thereof is carried out in any country under a Licensed Patent or Patents—then: *****;

(bb) if the activity is carried out in any other country, *****;

(B) Where the royalties are due on amounts received by XTL on activities not being a Direct Activity, the duty to pay royalties shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: *****;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no licensed Patent shall continue *****;

***** Confidential material redacted and filed separately with the Commission.

(cc) payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue: *****.

2.4.
The License granted under the R&L Agreement shall remain in force (if not previously terminated according to the provisions of the R&L Agreement (as amended hereby)) for the purpose of each of the activities specified in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5, as long as there is a duty to pay royalties in respect of such activity, as provided in Section 2.3 above. Clause 7(b)(ii) of the R&L Agreement is replaced by the provisions of this Section 2.4 above.”

2.	Effective of the date of signature hereof, Clause 1 of Amendment No. 2 is replaced by the following:

“1.	Clause 13(b)(i) of the R&L Agreement shall be and is hereby replaced by the following:

(i) (A) Yeda may terminate this Agreement by giving written notice to that effect to the Corporation if the aggregate of the royalties due to Yeda under Paragraph 2.1.1 of the letter agreement between the parties dated August 31, 1995 (and amended on January 25, 1998) amending this Agreement (hereinafter 'the Amendment') (hereinafter collectively 'Product Sale Royalties') and actually paid to Yeda on due date in respect of the ***** year of the term of the Licence shall be less than US $***** United States Dollars) (hereinafter in this subparagraph (A) 'the Default Year'), UNLESS the Corporation shall have proved to Yeda's reasonable satisfaction within ***** days of the end of the Default Year that the Corporation and/or Collaboration Partners (as such expression is defined below) have spent at least US ***** United States Dollars) in the Default Year in funding the cost of the activities described in Clause 8(b) above (hereinafter 'Development Activities') towards commercialisation of Therapeutical Products in respect of the sale of which Yeda is entitled to royalties under Paragraph 2.1.1 of Amendment No. 1 (hereinafter collectively 'Yeda Royalty Bearing Products'). Yeda shall give any such notice of termination within ***** of the end of the Default Year.

'Collaboration Partner' shall mean an entity providing funding for the said Development Activities to the Corporation or on its behalf pursuant to an agreement between the Corporation and such entity whereby a sublicence has been granted to such entity with Yeda's consent in accordance with Paragraph 7(c) above.

(B) If the aggregate payment due to Yeda on Product Sale Royalties and actually made to Yeda in respect of the ***** year of the term of the Licence shall be less than US $***** United States Dollars) (hereinafter in this subparagraph (B) 'the Default Year'), the Corporation shall pay Yeda within ***** days of the end of the Default Year, the amount by which the Product Sale Royalties actually paid to Yeda in respect of the Default Year shall be less than US $***** (hereinafter in this subparagraph (B) 'the Shortfall Amount'). Payment of the Shortfall Amount (except to the extent that it represents payments due and payable to Yeda in respect of the Product Sale Royalties other than pursuant to this subparagraph (B)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event.

***** Confidential material redacted and filed separately with the Commission.

It is agreed, without derogating from Yeda's rights to other or additional relief and remedies, including the right to sue for the Shortfall Amount, that failure to make the Shortfall Payment as aforesaid shall entitle Yeda to terminate this Agreement by giving written notice of termination to the Corporation within ***** days of the end of the Default Year.

(C) If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda in respect of the ***** year or the ***** year of the term of the Licence shall be less than US $***** US Dollars) (hereinafter in this subparagraph (C) 'the Default Year'), *****. Payment of the Shortfall Amount (except to the extent that it represents payments due and payable to Yeda in respect of Product Sales Royalties other than pursuant to this subparagraph (C)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event. Yeda shall give any such notice of termination within ***** days of the end of the Default Year.

(D) If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda on due date in respect of the ***** or any subsequent year of the term of the Licence shall be less than US ***** US Dollars) (hereinafter in this subparagraph (D) 'the Default Year'), Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within ***** days of the end of the Default Year.

(E) If commercial exercise of the Licence by way of sale of Yeda Royalty Bearing Products, once commenced, shall cease thereafter for a period of ***** consecutive months or more, Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within ***** days of the end of such period and, unless sales of Yeda Royalty Bearing Products shall have been renewed in the meantime, also at any time thereafter, provided, however, in the event Yeda desires to terminate the Agreement after such ***** period, Yeda shall give the Corporation written notice at least ***** days in advance of the desired date of termination.

(F) Nothing in this Clause 13(b)(i) above shall be deemed to justify failure to make any payment due and payable to Yeda under any of the provisions of this Agreement other than under this Clause 13(b)(i) above or to derogate from

Yeda's rights with respect to such failure pursuant to Clause 13(b)(ii) below or otherwise."

3.
Except as set forth in this letter, all the terms of the R&L Agreement (as amended by Amendments No. 1 and No. 2 (as they are amended hereby)) shall remain unchanged. The R&L Agreement, as amended as aforesaid, sets forth the entire understanding between Yeda and XTL regarding the R&L Agreement and supersedes any other prior agreement or understanding, oral or written.

Please indicate your acceptance of the terms of this letter by affixing your signature below.

Very truly yours,

XTL BIOPHARMACEUTICALS LTD.

By: _________________________

Title: _________________________

Agreed and accepted:

YEDA RESEARCH AND DEVELOPMENT
COMPANY LTD.

By: _________________________                            By: ___________________________

Title: _________________________                        Title: ____________________________

Includes confidential material redacted in the to-be-publicly-filed copy of the Agreement.

APPENDIX A

(to Amendment No. 3 to Research and License Agreement dated April 7, 1993
(“the R&L Agreement”) as amended on August 31, 1995 (“Amendment No. 1”) (restated on January 25, 1998) and on January 25, 1998 (“Amendment No. 2”)

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Note: One page of material has been redacted and filed separately with the Commission.